Exhibit 10.6.4

GEOVAX LABS, INC.

2023 STOCK INCENTIVE PLAN

Stock Option Agreement

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on Schedule A attached hereto, is between GEOVAX LABS, INC., a Delaware corporation (the “Corporation”), and the Employee, Director, or Independent Contractor providing services to the Corporation or an Affiliate, as identified on Schedule A attached hereto (the “Participant”).

RECITALS:

In furtherance of the purposes of the GeoVax Labs, Inc. 2023 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “2023 Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.    Incorporation of 2023 Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the 2023 Plan, a copy of which has been made available to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the 2023 Plan, the provisions of the 2023 Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the 2023 Plan.

2.    Grant of Option; Term of Option. The Corporation hereby grants to the Participant pursuant to the 2023 Plan, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Corporation, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Corporation (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the 2023 Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge and agree that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of this Agreement. The Option shall be designated as a Nonqualified Option or an Incentive Stock Option as noted on Schedule A. If the Option is designated as an Incentive Stock Option within the meaning of Code Section 422, (i) the Corporation makes no representation or guarantee that the Option will qualify as an Incentive Stock Option and (ii) if such Option does not qualify as an incentive stock option under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the 2023 Plan or this Agreement, this Option will expire if not exercised in full by the Expiration Date specified on Schedule A.

3.   Exercise of Option. Subject to the terms of the 2023 Plan and this Agreement, the Option shall vest and become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the 2023 Plan and this Agreement. The Participant expressly acknowledges that the Option shall vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A) and the 2023 Plan. Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the 2023 Plan and this Agreement, the Corporation shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law) for the Shares purchased. Payment of the Option Price may be made in the form of cash or cash equivalent; and, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, determined in accordance with the terms of the 2023 Plan.

4.    No Right of Employment or Service; Forfeiture of Option; No Right to Future Awards. Neither the 2023 Plan, this Agreement, the grant of the Option, nor any other action related to the 2023 Plan shall confer upon the Participant any right to continue in the employ or service of the Corporation or an Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the 2023 Plan, this Agreement or as may be determined by the Administrator, all rights of the Participant with respect to the Option shall terminate upon the termination of the Participant’s employment or service with the Corporation or an Affiliate. The grant of the Option does not create any obligation to grant further awards.

5.    Termination of Employment or Service. The Option shall not be exercised unless the Participant is, at the time of exercise, an Employee, Director or Independent Contractor, as the case may be, and has served in such capacity continuously since the date the Option was granted, subject to the following:

(a)    The employment or service relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment or service relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant has incurred a Disability, and, if applicable, the Participant’s Termination Date.

(b)    In the event of the Participant’s termination of service other than due to Disability, death or Cause, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and the Option must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the close of the Option Period. Any portion of the Option that was not vested as of the Participant’s Termination Date shall be terminated as of such date. If the services of the Participant are terminated for Cause (as determined by the Administrator), his or her Option, whether vested or unvested, shall lapse and no longer be exercisable as of his or her Termination Date, as determined by the Administrator.

(c)    Termination due to Disability. If the Participant's employment or service terminates as a result of the Participant's Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's Termination Date or (b) the close of the Option Period, and any portion of the Option that was not vested on the date of the Participant’s Disability shall terminate on such date.

(d)    Termination due to Death. If the Participant's service terminates as a result of the Participant's death, the vested portion of the Option may be exercised by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant's death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's Termination Date or (b) the close of the Option Period, and any portion of the Option that was not vested on the date of the Participant’s death shall terminate on such date.

6.    Effect of Change of Control. Notwithstanding any other provision in the 2023 Plan to the contrary, and except as otherwise provided in Section 14(b) of the 2023 Plan, the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A or provided in this Agreement):

(a)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Option (or in which the Corporation is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the 2023 Plan immediately prior to the Change of Control event, the Option shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(b)    Further, in the event that the Option is substituted, assumed or continued as provided in Section 6(a), the Option will nonetheless become vested and exercisable, if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in the Participant’s employment agreement, change in control agreement or similar agreement or arrangement, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Corporation not for Cause or (ii) is by the Participant for Good Reason. For clarification, for the purposes of this Section 6, the “Corporation” shall include any successor to the Corporation.

For purposes of this Section 6, “Good Reason” shall have the meaning affixed to such term in the 2023 Plan.

7.    Nontransferability of Option. To the extent that the Option is designated as an Incentive Stock Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, in the Administrator’s discretion, except transfers for no consideration as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that the Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, in the Administrator’s discretion, except transfers for no consideration, if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentences, this Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative or a permitted transferee as provided in this Section 7. The designation of a beneficiary in accordance with the 2023 Plan does not constitute a transfer.

8.    Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

9.    Governing Law. Except as otherwise provided in the 2023 Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Georgia, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

10.  Amendment and Termination; Waiver. Any amendment or modification to this Agreement shall be made in accordance with the terms of the 2023 Plan. Without limiting the foregoing, the Administrator shall have unilateral authority to amend the 2023 Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws). The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11.  No Rights as Stockholders. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

12.  Withholding; Tax Matters.

(a)    The Participant acknowledges that the Administrator and/or Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)    The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including but not limited to any taxes arising under Code Sections 422 and 409A), and the Corporation shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that he or she should consult with his or her own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

13.  Qualification as an Incentive Stock Option. To the extent that the Option is designated as an Incentive Stock Option, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date.

14.  Disqualifying Disposition. To the extent that the Option is designated as an Incentive Stock Option, if the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Corporation in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Corporation with any information concerning any such dispositions as the Corporation requires for tax purposes.

15.  Administration. The authority to construe and interpret this Agreement and the 2023 Plan, and to administer all aspects of the 2023 Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the 2023 Plan, including, but not limited to, the sole authority to determine whether and to what degree the Option has vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

16.  Notices. Except as may be otherwise provided by the 2023 Plan or determined by the Administrator, any written notices provided for in this Agreement or the 2023 Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer, GeoVax Labs, Inc. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

17.  Voluntary Participation. Participant’s participation in the 2023 Plan is voluntary. The value of the Option is an extraordinary item of compensation. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, change in control payments, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

18.  Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.  Restrictions on Option and Shares. The Corporation may impose such restrictions on the Option and the Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws or other laws applicable to such Option or Shares. Notwithstanding any other provision in the 2023 Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Corporation is under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

20.  Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

21.  Right of Offset. Notwithstanding any other provision of the 2023 Plan or this Agreement, the Corporation may at any time (subject to any Code Section 409A considerations), reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation or an Affiliate that is or becomes due and payable, and Participant shall be deemed to have consented to such reduction.

22.   Effect of Changes in Duties or Status. Notwithstanding the other provisions of the 2023 Plan or this Agreement, the Administrator has discretion to determine, at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including but not limited to the vesting and/or exercisability of the Option) of any changes in the Participant’s status as an Employee, Director or Independent Contractor (other than termination).

23.  Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to the grant of this Option or receipt or retention of any Shares, the Participant agrees that (i) the Administrator may, at any time, require that the Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Corporation or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply to him or her under Applicable Law.

24.  Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signatures of the Corporation and the Participant follow on Schedule A/Grant Notice.]

GEOVAX LABS, INC.

2023 STOCK INCENTIVE PLAN

Stock Option Agreement

Schedule A/Grant Notice

1.         Pursuant to the terms and conditions of the Corporation’s 2023 Stock Incentive Plan, as it may be hereafter amended (the “2023 Plan”), you (the “Participant”) have been granted an option (the “Option”) to purchase _______ shares (the “Shares”) of our Common Stock as outlined below.

Name of Participant:
Address:

Option Contract No.
Grant Date:
Number of Shares Subject to Option:
Option Price (per Share):
Type of Option:	Nonqualified Stock Option
Expiration Date:
Vesting Schedule/Conditions:	3 year vesting;
1/3 upon each Grant Date anniversary,

2.         By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the “Agreement”) dated _____________, between the Participant and GeoVax Labs, Inc. (the “Corporation”) which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the 2023 Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of the Grant Date stated above.

Signature:		Date:
Participant

Agreed to by:

GEOVAX LABS, INC.

David A. Dodd

Chairman and CEO

Chief Financial Officer